Form 10-K, Exhibit 13
period 2008-12-31
MAN AHL DIVERSIFIED I LP
filed 2009-03-31
CIK 1052354

Exhibit 13.1

INDEX TO FINANCIAL STATEMENTS

Man-AHL Diversified I L.P.
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Statements of Financial Condition as of December 31, 2008 and 2007	F-3
Statements of Operations For the Years Ended December 31, 2008 and 2007	F-4
Statements of Changes in Partner’s Capital
For the Years Ended December 31, 2008 and 2007	F-5
Statements of Cash Flows For the Years Ended December 31, 2008 and 2007	F-6
Notes to Financial Statements	F-7

Man-AHL Diversified Trading Company L.P.
Financial Statements

Report of Independent Registered Public Accounting Firm	F-12
Statements of Financial Condition as of December 31, 2008 and 2007	F-13
Statements of Operations For the Years Ended December 31, 2008 and 2007	F-15
Statements of Changes in Partner’s Capital
For the Years Ended December 31, 2008 and 2007	F-16
Statements of Cash Flows For the Years Ended December 31, 2008 and 2007	F-17
Notes to Financial Statements	F-18

Man-AHL
Diversified I L.P.
(A Delaware Limited Partnership)

Financial Statements as of and for the
Years Ended December 31, 2008 and 2007,
and
Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Man-AHL Diversified I L.P.:

We have audited the accompanying statements of financial condition of Man-AHL Diversified I L.P. (a Delaware Limited Partnership) (the “Partnership”) as of December 31, 2008 and 2007, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Man-AHL Diversified I L.P. as of December 31, 2008 and 2007, and the results of its operations, changes in its partners’ capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

February 20, 2009

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2008 AND 2007

ASSETS	2008	2007

CASH AND CASH EQUIVALENTS	$8,729,540	$4,225,671

INVESTMENT IN MAN-AHL DIVERSIFIED
TRADING COMPANY L.P.	219,241,465	59,555,095

DUE FROM MAN-AHL DIVERSIFIED
TRADING COMPANY L.P.	7,575,576	889,224

OTHER ASSETS	295	771

TOTAL	$235,546,876	$64,670,761

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Redemptions payable	$4,516,740	$605,316
Subscriptions received in advance	8,729,540	4,225,671
Management fees payable	566,720	150,779
Incentive fees payable	2,079,483	-
Servicing fees payable	283,360	-
Brokerage commissions payable	-	67,505
Accrued expenses	129,273	66,100

Total liabilities	16,305,116	5,115,371

PARTNERS’ CAPITAL:
General Partner - Class A (186 unit equivalents outstanding
at December 31, 2008 and 2007, respectively)	683,098	539,353
Limited Partners - Class A (51,957 and 20,393 units outstanding
at December 31, 2008 and 2007, respectively)	190,432,028	59,016,037
Limited Partners - Class B (7,674 and 0 units outstanding
at December 31, 2008 and 2007, respectively)	28,126,634	-

Total partners’ capital	219,241,760	59,555,390

TOTAL	$235,546,876	$64,670,761

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST - CLASS A	$3,665.21	$2,893.93

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST - CLASS B	$3,665.22	$-

See accompanying notes and attached financial statements
of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

NET INVESTMENT INCOME
ALLOCATED FROM MAN-AHL
DIVERSIFIED TRADING COMPANY L.P.:
Interest income	$2,492,000	$1,765,730

PARTNERSHIP EXPENSES:
Brokerage commissions	948,403	1,360,742
Management fees	4,126,825	1,383,412
Incentive fees	8,391,295	1,521,277
Servicing fees	1,184,322	-
Other expenses	297,763	88,026

Total expenses	14,948,608	4,353,457

Net investment loss	(12,456,608)	(2,587,727)

REALIZED AND UNREALIZED GAINS
ON TRADING ACTIVITIES
ALLOCATED FROM MAN-AHL
DIVERSIFIED TRADING COMPANY L.P.:
Net realized trading gains
on closed contracts	42,015,371	8,575,935
Net change in unrealized trading gains
on open contracts	4,031,911	220,673

Net gains on trading activities allocated
from Man-AHL Diversified
Trading Company L.P.	46,047,282	8,796,608

NET INCOME	$33,590,674	$6,208,881

NET INCOME PER UNIT OF
PARTNERSHIP INTEREST - CLASS A	$771.28	$338.26

NET INCOME PER UNIT OF
PARTNERSHIP INTEREST - CLASS B	$274.31	$-

See accompanying notes and attached financial statements
of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	CLASS A				CLASS B		TOTAL

	Limited Partners		General Partner		Limited Partners

	Amount	Units	Amount	Units	Amount	Units	Amount	Units

PARTNERS’ CAPITAL — December 31, 2006	$ 28,997,055	11,346	$ 476,310	186	$ -	-	$ 29,473,365	11,532
						-
Subscriptions	29,283,185	11,063	-	-	-	-	29,283,185	11,063
Redemptions	(5,410,041)	(2,016)	-	-	-	-	(5,410,041)	(2,016)
Net income	6,145,838	-	63,043	-	-	-	6,208,881	-

PARTNERS’ CAPITAL — December 31, 2007	$ 59,016,037	20,393	$ 539,353	186	$ -	-	$ 59,555,390	20,579

Subscriptions	118,611,424	36,802	-	-	25,952,784	7,921	144,564,208	44,723
Redemptions	(17,620,992)	(5,238)	-	-	(847,520)	(247)	(18,468,512)	(5,485)
Net income	30,425,559	-	143,745	-	3,021,370	-	33,590,674	-

PARTNERS’ CAPITAL — December 31, 2008	$ 190,432,028	51,957	$ 683,098	186	$ 28,126,634	7,674	$ 219,241,760	59,817

See accompanying notes and attached financial statements
of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income	$33,590,674	$6,208,881
Adjustments to reconcile net income
to net cash used in operating activities:
Purchases of investment in Man-AHL
Diversified Trading Company L.P.	(140,764,875)	(29,126,711)
Sales of investment in Man-AHL
Diversified Trading Company L.P.	22,931,435	9,194,525
Net change in appreciation
of investment in Man-AHL
Diversified Trading Company L.P.	(48,539,282)	(10,562,338)
Changes in assets and liabilities:
Other assets	476	(476)
Management fees payable	415,941	76,159
Incentive fees payable	2,079,483	-
Servicing fees payable	283,360	-
Brokerage commissions payable	(67,505)	4,376
Accrued expenses	63,173	16,638

Net cash used in operating activities	(130,007,120)	(24,188,946)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from subscriptions	145,268,746	31,650,150
Payments on redemptions	(10,757,757)	(4,948,165)

Net cash provided by financing activities	134,510,989	26,701,985

NET INCREASE IN CASH	4,503,869	2,513,039

CASH AND CASH EQUIVALENTS
Beginning of Year	4,225,671	1,712,632

CASH AND CASH EQUIVALENTS
End of Year	$8,729,540	$4,225,671

SUPLEMENTAL DISCLOSURE OF
NON-CASH TRANSACTIONS:
Non-cash contributions of partners' capital	$3,799,331	$156,474

Non-cash redemptions of partners' capital	$(3,799,331)	$(156,474)

See accompanying notes and attached financial
statements of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1.	ORGANIZATION OF THE PARTNERSHIP

Man-AHL Diversified I L.P. (a Delaware Limited Partnership) (the “Partnership”) was organized in September 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. The Partnership is a “feeder” fund in a “master-feeder” structure whereby the Partnership invests substantially all of its assets in Man-AHL Diversified Trading Company L.P. (the “Trading Company”). Man-AHL (USA) Corp., a Delaware corporation, was the general partner and trading advisor of the Partnership and the Trading Company until April 1, 2005, when it transferred its trading advisory business to its affiliate, Man-AHL (USA) Ltd. (the “Advisor”), a United Kingdom company, and its commodity pool operations to its affiliate, Man Investments (USA) Corp. (the “General Partner”), a Delaware corporation and a registered investment adviser under the Investment Advisers Act of 1940. Man Investments Holdings Limited, a United Kingdom holding company that is part of Man Group plc, a United Kingdom public limited company, is the sole shareholder of the Advisor, and Man Investments Holdings Inc., a Delaware corporation that is part of Man Group plc, is the sole shareholder of the General Partner.

Effective July 1, 2008, the Partnership issued a new share class, Class B.  Class B was created solely for retirement plan investors. The fee structure is identical to Class A.

The Partnership’s interests are distributed through the Partnership or other selling agents, including Man Investments Inc. (“MII”), an affiliate of the Advisor and General Partner, MII, is a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

On January 28, 2008, the Partnership filed a registration statement with the Securities and Exchange Commission to allow over 500 investors in the Partnership.

2.	SIGNIFICANT ACCOUNTING POLICIES

The Partnership prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Investment in Man-AHL Diversified Trading Company L.P. — The Partnership’s investment in the Trading Company is valued at fair value at the Partnership’s proportionate interest in the net assets of the Trading Company. Investment transactions are recorded on a trade date basis. The performance of the Partnership is directly affected by the performance of the Trading Company. Attached are the financial statements of the Trading Company, which are an integral part of these financial statements.  Valuation of investments held by the Trading Company is discussed in the notes to the Trading Company’s financial statements.

The Partnership can redeem any or all of its limited partnership interests in the Trading Company at any month-end at the net asset value per unit of the Trading Company. At December 31, 2008 and 2007, Class A of the Partnership owned 18,276 and 8,055, respectively, of the Trading Company.  Class B of the Partnership owned 2,689 units at December 31, 2008. The Partnership’s aggregate ownership percentage of the Trading Company at December 31, 2008 and 2007, was 43.58% and 22.89%, respectively.

Effective January 1, 2008, the Partnership has adopted the provisions of the Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  The adoption of SFAS 157 had no impact on the net assets of the Partnership.

The Partnership segregates its investments into three levels based upon the inputs used to derive the fair value.  “Level 1” investments use inputs from unadjusted quoted prices from active markets.  “Level 2” investments reflect inputs other than quoted prices, but use observable market data.  “Level 3” investments are valued using mainly unobservable inputs.  These unobservable inputs for “Level 3” investments reflect the Partnership’s assumption about the assumptions market participants would use in pricing the investments.  As of December 31, 2008, all of the Partnership’s investments are “Level 3”.  See the notes to the financial statements of the Trading Company L.P. for expanded SFAS 157 disclosures.

Cash and Cash Equivalents — Cash and cash equivalents include cash and short-term interest bearing money market instruments with original maturities of 90 days or less, held with JPMorgan Chase, N.A.

Brokerage Commissions Expense — Brokerage commission expense on futures and forward contracts traded in the Trading Company is charged at institutional rates based on trading volume.

Income Taxes — Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the individual partners.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”) entitled, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. The Partnership adopted FIN 48 effective January 1, 2007.  The implementation of FIN 48 had no impact on the Partnership’s financial statements. Tax years 2006, 2007, and 2008 remain subject to examination by federal and state jurisdictions, including those states where investors reside or states where the Partnership is subject to other filing requirements.

Net Income (Loss) Per Unit — Net income (loss) per unit of Class A or Class B partnership interest is equal to the change in net asset value per unit of the respective classes, from the beginning of the year to the end of the year. Unit amounts are rounded to whole numbers for financial statement presentation.

Subscriptions Received in Advance — Subscriptions received in advance are comprised of cash received prior to the statement of financial condition date for which units were issued on the first day of the following month. Subscriptions received in advance do not participate in the earnings of the Partnership until the related units are issued.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	LIMITED PARTNERSHIP AGREEMENT

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital subscription and net profits or losses, if any.

The Partnership’s units are continuously offered as of the first business day of each month at net asset value, as defined in the limited partnership agreement (the “Agreement”). Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days prior written notice to the General Partner. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the Agreement.

The General Partner is required to make and maintain a general partner investment in the Partnership in an aggregate amount equal to the lesser of 1.01 % of the net aggregate capital subscriptions of all partners, or $500,000.

Distributions (other than redemptions of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

Under the terms of the Agreement, the Partnership is liable for all costs associated with executing its business strategy.  These costs include, but are not limited to, expenses associated with the execution of the Partnership’s investments strategy, such as, brokerage commissions, management and incentive fees and other operating expenses, such as legal, audit, and tax return preparation fees.

4.	EXPENSES

The Advisor earns a monthly management fee in an amount equal to 0.1667% (2% annually) of the Partnership’s month-end net asset value, as defined in the Agreement.

The Advisor also earns a monthly incentive fee equal to 20% of any Net New Appreciation, as defined in the Agreement, achieved by the Partnership. The incentive fee is retained by the Advisor even if subsequent losses are incurred; however, no subsequent incentive fees will be paid to the Advisor until any such trading losses are recouped by the Partnership.  The Partnership did not have a loss carryforward at December 31, 2008.

The General Partner earns a monthly General Partner fee in an amount equal to 0.0833% (1% annually) of the Partnership’s month-end net asset value, as defined in the Agreement. The General Partner fee is included in management fees in the statements of operations.

The Partnership pays a monthly servicing fee to the placement agent in an amount equal to 0.1250% (1.5% annually) of the Partnership’s month-end net asset value, as defined in the supplement to the Agreement, dated July 15, 2008.  MII serves as the placement agent for the Partnership.

5.	DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership’s operating activities involve trading, indirectly through its investment in the Trading Company, in derivative financial instruments that involve varying degrees of market and credit risk. With respect to the Partnership’s investment in the Trading Company, the Partnership has limited liability, and, therefore, its maximum exposure to either market or credit loss is limited to the carrying value of its investment in the Trading Company, as set forth in the statements of financial condition.

The Trading Company utilizes MF Global, Inc. (“MFG”) and Credit Suisse to clear its futures business.  The Trading Company utilizes Royal Bank of Scotland (“RBS”) to clear its forward business.

6.	FINANCIAL GUARANTEES

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is not known; however, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

7.	FINANCIAL HIGHLIGHTS

The following represents the ratios to average partners’ capital and other supplemental information for the years ended December 31, 2008 and 2007:

	Class A	* Class B		Class A
	2008	2008		2007

Per unit operating performance:
Beginning net asset value	$ 2,893.93	$ 3,390.91		$ 2,555.67

Income (loss) from investment operations:
Net investment loss	(313.15)	(166.22)		(157.20)
Net realized and unrealized gains
on trading activities	1,084.43	440.53		495.46

Total income from investment operations	771.28	274.31		338.26

Ending net asset value	$ 3,665.21	$ 3,665.22		$ 2,893.93

Ratios to average partners' capital: [1]
Expenses other than incentive fees	5.05%	5.22%	**	6.41%
Incentive fees	6.44	3.48		3.44

Total expenses	11.49%	8.70%		9.85%

Net investment loss	(9.54)%	(7.11)%	**	(5.85)%

Total return:
Total return before incentive fees	33.96%	11.30%		16.86%
Incentive fees	(7.31)	(3.21)		(3.62)

Total return after incentive fees	26.65%	8.09%		13.24%

* 07/01/08 Inception Date
** Annualized (other than incentive fee)
[1] Includes amounts allocated from the Trading Company

Financial highlights are calculated for limited partners taken as a whole for each class. An individual partner’s return and ratios may vary from these returns and ratios based on the timing of capital transactions.

1.	SUBSEQUENT EVENTS

Subsequent to year end through February 20, 2009, the Partnership recorded subscriptions totaling $18,696,315, of which $8,729,540 was received prior to December 31, 2008, and redemptions totaling $1,595,563.

*****

Man-AHL Diversified
Trading Company L.P.
(A Delaware Limited Partnership)

Financial Statements as of and for the
Years Ended December 31, 2008 and 2007, and
Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Man-AHL Diversified Trading Company L.P.:

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Man-AHL Diversified Trading Company L.P. (a Delaware Limited Partnership) (the “Partnership”) as of December 31, 2008 and 2007, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Man-AHL Diversified Trading Company L.P. as of December 31, 2008 and 2007, and the results of its operations, changes in its partners’ capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

February 20, 2009

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

Equity in commodity futures and forwards
trading accounts:
Net unrealized trading gains on open futures contracts	$ 15,887,019	$ 5,247,868
Net unrealized trading gains on open forward contracts	1,527,892	2,411,929
Due from brokers	25,700,722	96,297,513
	43,115,633	103,957,310

Cash and cash equivalents	484,593,631	158,733,582

Interest receivable	90,491	148,527

TOTAL	$ 527,799,755	$ 262,839,419

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES — Redemptions payable	$ 24,783,667	$ 2,629,598

PARTNERS’ CAPITAL:
General Partner	-	-
Limited Partners (48,103 and 35,195 units outstanding at
December 31, 2008 and 2007, respectively)	503,016,088	260,209,821

Total partners’ capital	503,016,088	260,209,821

TOTAL	$ 527,799,755	$ 262,839,419

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST	$ 10,457.01	$ 7,393.28

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

CONDENSED SCHEDULES OF INVESTMENTS
AS OF DECEMBER 31, 2008 AND 2007

	2008		2007
	Fair Value	Percent of Partners’ Capital	Fair Value	Percent of Partners’ Capital
FUTURES CONTRACTS - Long:
Agricultural	$394,371	0.1%	$2,923,472	1.1%
Currency	3,273,696	0.7	896,641	0.3
Energy	-	-	1,504,296	0.6
Index	(66,368)	-	49,562	-
Interest rate	12,306,087	2.5	696,690	0.3
Metals	149,745	-	(650,962)	(0.3)
Total futures contracts - long	16,057,531	3.3	5,419,699	2.0

FUTURES CONTRACTS - Short:
Agricultural	(858,418)	(0.2)	36,776	-
Currency	(98,502)	-	8,800	-
Energy	179,796	-	(832,760)	(0.3)
Index	(581,974)	(0.1)	126,485	-
Interest rate	(57,943)	-	171,682	0.1
Metals	1,246,529	0.2	317,186	0.1
Total futures contracts - long	(170,512)	(0.1)	(171,831)	(0.1)

NET UNREALIZED TRADING GAINS ON OPEN FUTURES CONTRACTS	$15,887,019	3.2%	$5,247,868	1.9%

FUTURES CONTRACTS - Long:
Australian dollars	$643,714	0.1%	$-	-%
British pounds	(1,457,288)	(0.3)	(314,349)	(0.1)
Euro dollars	2,937,599	0.6	-	-
Japanese yen	(66,138)	-	564,304	0.2
U.S. dollars	(3,699,170)	(0.7)	1,254,582	0.5
Other	35,736	-	121,354	-
Total futures contracts - long	(1,605,547)	(0.3)	1,625,891	0.6

FUTURES CONTRACTS - Short:
Australian dollars	(792,028)	(0.2)	-	-
British pounds	3,586,216	0.7	933,053	0.4
Euro dollars	(2,330,060)	(0.4)	-	-
Japanese yen	18,208	-	(387,769)	(0.1)
New Zealand dollars	(298,464)	(0.1)	-	-
U.S. dollars	3,028,633	0.6	758,152	0.3
Other	(79,066)	-	(517,398)	(0.2)
Total futures contracts - short	3,133,439	0.6	786,038	0.4

NET UNREALIZED TRADING GAINS ON OPEN FORWARD CONTRACTS	$1,527,892	0.3%	$2,411,929	1.0%

NET UNREALIZED TRADING GAINS ON OPEN CONTRACTS	$17,414,911	3.5%	$7,659,797	2.9%

See notes to financial statements

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

NET INVESTMENT INCOME
Interest income	$7,567,829	$8,921,787

NET REALIZED AND UNREALIZED GAINS (LOSSES) ON TRADING ACTIVITIES:
Net realized trading gains on closed contracts	118,623,560	43,083,500
Net change in unrealized trading gains (losses) on open contracts	9,755,114	(536,242)

NET GAIN ON TRADING ACTIVITIES	128,378,674	42,547,258

NET INCOME	$135,946,503	$51,469,045

NET INCOME FOR A UNIT OF PARTNERSHIP INTEREST	$3,063.73	$1,449.82

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Limited Partners	General Partner	Total

PARTNERS’ CAPITAL — December 31, 2006	$203,710,443	$-	$203,710,443

Issuance of 9,840 units of limited
partnership interest	63,439,413	-	63,439,413
Redemption of 8,920 units of limited
partnership interest	(58,409,080)	-	(58,409,080)
Net income	51,469,045	-	51,469,045

PARTNERS’ CAPITAL — December 31, 2007	$260,209,821	$-	$260,209,821

Issuance of 26,188 units of limited partnership interest	227,848,129	-	227,848,129
Redemption of 13,280 units of limited
partnership interest	(120,988,365)	-	(120,988,365)
Net income	135,946,503	-	135,946,503

PARTNERS’ CAPITAL — December 31, 2008	$503,016,088	$-	$503,016,088

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income	$135,946,503	$51,469,045
Adjustments to reconcile net income to
net cash provided by operating activities:
Net change in unrealized trading
gains (losses) on open contracts	(9,755,114)	536,242
Changes in assets and liabilities:
Due from brokers	70,596,791	(48,956,206)
Interest receivable	58,036	(148,527)

Net cash provided by
operating activities	196,846,216	2,900,554

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from subscriptions	227,848,129	63,439,413
Payments on redemptions	(98,834,296)	(58,524,850)

Net cash provided by
financing activities	129,013,833	4,914,563

NET INCREASE IN CASH
AND CASH EQUIVALENTS	325,860,049	7,815,117

CASH AND CASH EQUIVALENTS
Beginning of year	158,733,582	150,918,465

CASH AND CASH EQUIVALENTS
End of year	$484,593,631	$158,733,582

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1.	ORGANIZATION OF THE PARTNERSHIP

Man-AHL Diversified Trading Company L.P. (a Delaware Limited Partnership) (the “Partnership”) was organized in November 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts. Man Investments (USA) Corp. (the “General Partner”), a Delaware corporation and a registered investment adviser under the Investment Advisers Act of 1940, serves as the Partnership’s general partner. The General Partner is a subsidiary of Man Group plc, a United Kingdom public limited company that is listed on the London Stock Exchange. The General Partner oversees the operations and management of the Partnership. The General Partner is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and commodity trading adviser and is a member of the National Futures Association (“NFA”).

The Partnership was formed to serve as a trading vehicle for certain limited partnerships sponsored by the General Partner in a “master-feeder” structure. The limited partners, Man-AHL Diversified I L.P., Man-AHL Diversified II L.P., and Man-AHL Diversified L.P., are limited partnerships whose general partner is the General Partner.

Man-AHL (USA) Ltd. (the “Advisor”), a limited liability company incorporated in the United Kingdom, acts as trading advisor to the Partnership. The Advisor is an affiliate of the General Partner and a subsidiary of Man Group plc. The Advisor is registered with the CFTC as a commodity pool operator and commodity trading advisor, and is a member of the NFA, in addition to registration with the Financial Services Authority in the United Kingdom.

2.	SIGNIFICANT ACCOUNTING POLICIES

The Partnership prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Due From Brokers — Due from brokers consists of balances due from MF Global, Inc. (“MFG”), Credit Suisse, and Royal Bank of Scotland (“RBS”). In general, the brokers pay the Partnership interest monthly, based on agreed upon rates, on the Partnership’s average daily balance.

MFG, Credit Suisse and RBS are registered with the CFTC as futures commission merchants and are members of the NFA.

Derivative Contracts — In the normal course of business, the Partnership enters into derivative contracts (derivatives) for trading purposes. Derivatives include futures and forward contracts. The Partnership records its derivative activities at fair value. Futures contracts which are traded on a national exchange are valued at the close price as of the valuation day, or if no sale occurred on such day, at the close price on the most recent date on which a sale occurred.  Forward contracts, which are not traded on a national exchange, are valued at fair value using current market quotations provided by brokers.

Effective January 1, 2008, the Partnership adopted the provisions of the Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  The adoption of SFAS 157 had no impact on the net assets of the Partnership. The Partnership segregates its investments into three levels based upon the inputs used to derive the fair value.  “Level 1” investments use inputs from unadjusted quoted prices from active markets.  “Level 2” investments reflect inputs other than quoted prices, but use observable market data.  “Level 3” investments are valued using mainly unobservable inputs.  These unobservable inputs for “Level 3” investments reflect the Partnership’s assumption about the assumptions market participants would use in pricing the investments.  As of December 31, 2008, the Partnership did not have any positions in “Level 3.”

The following is a summary of the inputs used in valuing the Partnership’s assets and liabilities at fair value:

			Fair Value Measurements

		Quoted Prices in	Significant Other	Significant Other
	Fair Value	Active Markets for	Observable	Unobservable
	as of	Identical Assets	Inputs	Inputs
Description	December 31, 2008	(Level 1)	(Level 2)	(Level 3)

Money market	$484,593,631	$-	$484,593,631	$-

Net unrealized trading gains on open futures contracts	15,887,019	15,887,019	-	-

Net unrealized trading gains on open forward contracts	1,527,892	-	1,527,892	-

Total	$502,008,542	$15,887,019	$486,121,523	$-

Income Recognition — Realized and unrealized trading gains and losses on futures and forward contracts, which represent the difference between cost and selling price or fair value, are recognized currently in the statements of operations. All trading activities are accounted for on a trade-date basis. Interest income is recorded on an accrual basis.

Foreign Currency Translation — Assets, liabilities, gains, and losses denominated in foreign currencies are translated at exchange rates at the date of valuation. The resulting net realized and unrealized foreign exchange gains and losses are recorded in net realized and unrealized gains (losses) on trading activities in the statements of operations.

Cash and Cash Equivalents — Cash and cash equivalents include cash and short-term interest bearing money market instruments with original maturities of 90 days or less, held with JPMorgan Chase, N.A.

Income Taxes — Income taxes are not provided for by the Partnership because taxable income or loss of the Partnership is includable in the income tax returns of the partners.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”) entitled, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. The Partnership adopted FIN 48 effective January 1, 2007.  The implementation of FIN 48 had no impact on the Partnership’s financial statements. Tax years 2006, 2007 and 2008 remain subject to examination by federal and state jurisdictions, including those states where investors reside or states where the Partnership is subject to other filing requirements.

Net Income (Loss) Per Unit — Net income (loss) per unit of partnership interest is equal to the change in net asset value per unit from the beginning of the year to the end of the year. Unit amounts are rounded to whole numbers for financial statement presentation.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	ADVISORY AGREEMENT AND PARTNERSHIP AGREEMENT

The Advisor is the sole trading advisor to the Partnership.

The General Partner and limited partners share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner. However, no limited partner is liable for obligations of the Partnership in excess of its capital contribution and net profits or losses, if any. The General Partner owned no direct interest in the Partnership during the years ended December 31, 2008 and 2007.

Distributions (other than redemption of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Partnership incurs no expenses. The limited partners are responsible for expenses incurred in connection with the Partnership’s activities. These expenses include, but are not limited to, all costs relating to trading activity, such as brokerage commissions, management and incentive fees, continuing offering expenses and legal, audit, and tax return preparation fees.

Partner contributions occur as of the first day of any month at the opening net asset value.  Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days prior written notice to the General Partner. The General Partner may suspend redemptions of units of the Partnership’s investments that are illiquid only if the Partnership’s ability to withdraw capital from any investment is restricted. The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the limited partnership agreement (the “Agreement”).

4.	DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership trades derivative financial instruments that involve varying degrees of market and credit risk. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the fair values of the instruments underlying the contracts. All contracts are stated at fair value, and changes in those values are reflected in the change in net unrealized trading gains (losses) on open contracts in the statements of operations.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain, if any, included in the statements of financial condition. Forward contracts are entered into on an arm’s-length basis with RBS.  For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions, which mitigates the credit risk of these instruments.  At December 31, 2008 and 2007, estimated credit risk with regard to forward contracts was $1,527,892 and $2,411,929, respectively.

The Partnership trades in exchange-traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies.  Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the statements of financial condition.

The Partnership’s funds held by, and cleared through, MFG, Credit Suisse and RBS are required to be held in segregated accounts under rules of the CFTC. These funds are used to meet minimum margin requirements for all of the Partnership’s open futures positions as set by the exchange where each contract is traded. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying positions. Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.

5.	FINANCIAL GUARANTEES

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is not known; however, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6.	FINANCIAL HIGHLIGHTS

The following represents the ratios to average partners’ capital and other supplemental information for the years ended December 31, 2008 and 2007:

	2008	2007

Per unit operating performance:
Beginning net asset value	$7,393.28	$5,943.46

Income from investment operations:
Net investment income	178.01	257.21
Net realized and unrealized gains on trading activities	2,885.72	1,192.61

Total income from investment operations	3,063.73	1,449.82

Ending net asset value	$10,457.01	$7,393.28

Ratios to average partners’ capital:
Expenses	-%	-%
Net investment income	2.01%	3.95%

Total return	41.44%	24.39%

Financial highlights are calculated for all partners taken as a whole.  An individual partner's return and ratios may vary from these returns and ratios based on the timing of capital transactions

7.    SUBSEQUENT EVENTS

Subsequent to year end through February 20, 2009, the Partnership recorded subscriptions totaling $27,458,948 and redemptions totaling $4,673,647.

8.    RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities was issued on March 19, 2008.  SFAS 161 expands the disclosures required by Statement of Financial Accounting Standards No. 133, Accounting for Derivatives and Hedging Activities about an entity’s derivative instruments and hedging activities.  SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Partnership is currently evaluating the provisions of SFAS 161 and their impact on the Partnership’s financial statements.

Man Investments (USA) Corp.
Consolidated Statement of Financial Condition
March 31, 2008

Man Investments (USA) Corp.
Index
March 31, 2008

Page(s)

Report of Independent Auditors	B-1
Financial Statements
Consolidated Statement of Financial Condition	B-2
Condensed Schedule of Investments	B-3
Notes to Consolidated Statement of Financial Condition	B-4-9

Report of Independent Auditors

To the Board of Directors and Shareholder of
Man Investments (USA) Corp.

In our opinion, the accompanying consolidated statement of financial condition, including the condensed schedule of investments, presents fairly, in all material respects, the financial position of Man Investments (USA) Corp. (the “Company”) at March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.  We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit of the consolidated statement of financial condition provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

June 17, 2008

Man Investments ( USA ) Corp.
Consolidated Statement of Financial Condition
March 31, 2008

Assets
Cash and cash equivalents
Cash	$14,111,463
Deposite with affiliate	9,419,450
Due from broker	944,647
Net unrealized appreciation on open forward contracts	690,821
Net unrealized appreciation on open futures contracts	68,976
Management and incentive fees receivable	828,354
Investment in limited partnerships	7,124,783
Subscriptions made in advance	238,357
Receivables from affiliates	297,160
Other assets	1,444,051

Total assets	$35,168,062

Liabilities and Shareholder's Equity
Subscriptions received in advance	$290,416
Management fees payable	99,286
Incentive fees payable	598,101
Brokerage commission payable	98,589
Professional fees payable	175,009
Administrative and other fees payable	99,915
Payables to affiliates	539,710
Accrued expenses and other liabilities	913,816
Income taxes payable	4,768,471

Total liabilities	7,583,313

Minority interest in AHL-130	461,735
Common shares	6
Additional paid in capital	21,250,994
Retained earnings	5,872,014

Total stockholder's equity	27,123,014

Total liabilities and stockholder's equity	$35,168,062

The accompanying notes are an integral part of this consolidated statement of financial condition.

Man Investments ( USA ) Corp.
Condensed Schedule of  Investments of AHL-130
March 31, 2008

	Fair Value	% of Members' Equity*
Futures Contracts — Long:
Currency	$153,351	0.56%
Energy	83,205	0.30%
United States Bonds	189,722	0.69%
Non-United States Bonds	241,290	0.87%
Other	1,910	0.01%
Total Futures Contracts — Long	669,478	2.43%

Futures Contracts — Short:
Agricultural	39,623	0.14%
Metals	(23,940)	(0.09)%
Non-United States Bonds	5,656	0.02%
Other	4	0.00%
Total Futures Contracts — Short	21,343	0.08%

Forward Contracts — Long:
Australian Dollar	(13,044)	(0.05)%
Brazilian Real	(26,632)	(0.10)%
British Pound	(22,509)	(0.08)%
Canadian Dollar	(14,614)	(0.05)%
Czech Koruna	8,545	0.03%
European Euro	29,520	0.11%
Mexican Peso	11,766	0.04%
New Zealand Dollar	(16,287)	(0.06)%
Polish Zloty	14,210	0.05%
Singapore Dollar	6,843	0.02%
Swiss Franc	96,697	0.35%
Other	(4,074)	(0.01)%
Total Forward Contracts — Long	70,421	0.26%

The accompanying notes are an integral part of this consolidated statement of financial condition.

Man Investments ( USA ) Corp.
Condensed Schedule of  Investments of AHL-130 (continued)
March 31, 2008

Forward Contracts — Short
Australian Dollar	$7,881	0.03%
Brazilian Real	16,317	0.06%
British Pound	6,742	0.02%
Canadian Dollar	7,362	0.03%
Mexican Peso	(7,515)	(0.03)%
New Zealand Dollar	7,537	0.03%
Norwegian Krone	1,129	0.00%
Polish Zloty	(5,954)	(0.02)%
Singapore Dollar	(4,912)	(0.02)%
South African Rand	3,286	0.01%
Swiss Franc	(33,909)	(0.12)%
Other	591	0.00%
Total Forward Contracts — Short	(1,445)	(0.01)%

Net unrealized trading gains
on open derivative contracts	$759,797	2.75%

*Percentages are based on Members' Equity of $27,123,014.

The accompanying notes are an integral part of this consolidated statement of financial condition.

Man Investments ( USA ) Corp.
Notes to Consolidated Statement of Financial Condition
March 31, 2008

1.   Organization

Man Investments (USA) Corp. (the "Company"), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. (the “Parent”).  The ultimate parent of Man Investments Holdings Inc. is Man Group plc, a United Kingdom public limited company.  The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.  The Company is also registered as an investment adviser with the Securities and Exchange Commission.

2.	Summary of Significant Accounting Policies

The accompanying consolidated statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America. The following are significant accounting policies adopted by the Company.

Consolidation

The accounting method used for the Company’s equity investments is generally dependent upon the influence the Company has over its investee. For investments where the Company can exert control over the financial and operating policies of the investee, which generally exists if there is a 50% or greater voting interest, the investee is consolidated into the Company’s financial statements. For certain investments where the risks and rewards of ownership are not directly linked to voting interests (“variable interest entities” or “VIEs”), an investee may be consolidated if the Company, with its related parties, is considered the primary beneficiary of the investee. The primary beneficiary determination will consider not only the Company’s equity interest, but the benefits and risks associated with non-equity components of the Company’s relationship with the investee, including debt, investment advisory and other similar arrangements, in accordance with Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities.  When the Company no longer controls these investees due to reduced ownership percentage or other reasons, the investees are deconsolidated and accounted for under another accounting method.

As of March 31, 2008, the Company serves as the managing member of Man-AHL 130, LLC (“AHL-130”) an investment partnership that engages primarily in speculative trading in futures, options and forward markets, and which also invests a portion of its assets in Man-Glenwood Lexington, LLC, a registered hedge fund of funds which is advised by Glenwood Capital Investments, LLC, an affiliate of the Company.  The Company also serves as the managing member of Man Global Macro Growth & Income Fund (“Man Global”) and Man Dual Absolute Return Fund (“Man Dual”).  Neither Man Global nor Man Dual have commenced trading operations as of March 31, 2008.  At March 31, 2008, the Company has an investment in AHL 130, Man Global and Man Dual of $19,946,897, $100,000 and $10,000, respectively, which represents substantially all the members’ equity of AHL-130, Man Global and Man Dual, respectively.  The Company has determined that it is the primary beneficiary of each of these entities.  Therefore, the financial information of AHL-130, Man Global and Man Dual is consolidated into the statement of financial condition of the Company.  All inter-company balances have been eliminated in consolidation.

Cash and Cash Equivalents
Cash and cash equivalents includes interest-bearing deposits, short-term interest bearing money market instruments with original maturities of 90 days or less, and cash held at a bank.  Due from broker amounts represent cash held at MF Global Ltd. (“MFG”), the clearing broker for AHL-130, required to meet margin requirements and excess funds not required for margin.

Man Investments ( USA ) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2008

Derivative Contracts
AHL-130 enters into derivative contracts (“derivatives”) for trading purposes.  Derivatives include futures contracts and forward contracts.  AHL-130 records derivatives at fair value.  Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the consolidated statement of financial condition.

Foreign currency
All assets and liabilities of AHL-130 denominated in foreign currencies are translated into U.S. dollars at the mean between the bid and ask market rates for such currencies on the date of valuation.  Net unrealized foreign exchange gains and losses arise from changes in fair value of assets and liabilities, resulting from changes in exchange rates.

Investments
The Company serves as the general partner of Man-AHL Diversified Trading Company LP, (“AHL Trading Co.”), Man-AHL Diversified LP (“Diversified”), Man-AHL Diversified I LP (“Diversified I”), and Man-AHL Diversified II LP (“Diversified II”) (collectively, the “AHL Limited Partnerships”).  Under the terms of the limited partnership agreements of AHL Trading Co., Diversified I, and Diversified II, the Company is required to maintain a capital account equal to the lesser of (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner's capital contributions) or (b) $500,000, or as advised by counsel.  The Company values its investments in the AHL Limited Partnerships at the Company’s pro rata interest in the net assets of these entities, as provided by the AHL Limited Partnerships as well as annual audited financial statements.  At March 31, 2008, the Company has investments in Diversified I and Diversified II of $611,569 and $743,613, respectively. The Company is required to maintain a minimum capital contribution in Diversified as required by law.  At March 31, 2008, the Company has an investment in Diversified of $67,929.

The Company serves as the manager of Man AB Strategies, LLC - Series 1, Man AB Strategies, LLC-Series 2 (collectively, the “AB Strategies Series Funds”) and Man AB Strategies AHL Trading, LLC (“AB Trading”).  Under the terms of the AB Strategies Series Funds and the AB Trading operating agreements, the Company shall make a contribution as determined under the Internal Revenue Code.  At March 31, 2008, the Company had no direct investment in either AB Trading or in AB Strategies Series Funds.

The Company also serves as managing member for Man IP 220 Private, LLC, Man IP 220 Private (Series 2), LLC, Man IP 220 Private (Series 3), LLC, Man IP 220 Private (Series 4), LLC, Man IP 220 Private (Series 5), LLC (collectively, the “IP 220 Funds”) and Man AB Strategies (Series 1), LLC and Man AB Strategies (Series 2), LLC (collectively the “AB Funds”).  Under the terms of the IP 220 Funds and AB Funds’ operating agreement, the Company is not required to maintain a capital investment in each fund.

The Company or an affiliate is contractually obligated to bear the administrative expenses of AHL-130 in excess of 0.50% of its month-end net asset value during the first two fiscal years of AHL-130, which began on April 1, 2007.  Thereafter, expenses in excess of 0.50% of AHL-130’s month-end net asset value will be paid by AHL-130, but may be paid by the Company or an affiliate at the Company’s discretion.  The Company or an affiliate is currently bearing administrative expenses of AB Trading and the AB Strategies Series Funds in excess of 1.00% of each fund’s month-end net asset value but may discontinue this at its discretion.

Man Investments ( USA ) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2008

The condensed unaudited financial information of the funds in which the Company has an investment in at March 31, 2008 is as follows:

	Diversified	Diversified I	Diversified II
Assets:
Cash and cash equivalents	3,975,000	8,957,066	7,645,718
Trading portfolio	39,332,387	89,691,914	202,428,822
Other assets	658,396	601,225	4,234,205

Total Assets	43,965,783	99,250,205	214,308,745

Liabilities	(4,756,245)	(9,888,961)	(12,529,065)

Net assets	39,209,538	89,361,244	201,779,680

The Company’s Investment in
Fund at March 31, 2008	67,929	611,568	743,613

AHL-130 values its investment in Man-Glenwood Lexington, LLC (the “Fund) at its net asset value, which approximates fair value, as provided by the Fund.  At March 31, 2008, AHL-130 recorded an investment in the Fund of $5,701,673.

Management and Incentive Fees
The Company earns a general partner fee equal to 1/12 of 1% on the net asset value of Diversified I, determined as of the end of each month before the deduction of that month’s management fee, incentive fee, and capital withdrawals.  The management fee is paid monthly in arrears.

Diversified and Diversified II pay a management fee equal to 1/12 of 2% on the net asset values of each fund to Man-AHL (USA) Ltd., (the “Adviser”) an affiliate of the Company, determined as of the end of each month before the deduction of that month’s management fee, incentive fee and capital withdrawals.  The management fee is paid monthly in arrears. The Adviser pays the Company 25 basis points of the 2% management fees collected from Diversified and Diversified II, monthly in arrears.

The Company earns a management fee equal to 1/12 of 1% on the net asset value of each of the IP 220 Funds and the AB Funds, determined as of the end of each month before the deduction of that month’s management fee and capital withdrawals.  The management fee is paid quarterly in arrears.

AHL-130 pays a 2% p.a. management fee and a monthly incentive fee of 20% to the Adviser.

Brokerage Commission Payable
Brokerage commission expense on futures contracts is recognized in the period of the transaction and is reflected on the consolidated statement of financial condition.  The futures commission rates charged to AHL-130 have not been negotiated at arm’s length and other clients may be charged lower rates.  Brokerage commissions represent the cost of the transactions and are capped at 3% of AHL-130’s month-end net asset value per annum. Accrued expenses and other liabilities consist primarily of legal expenses and bonus expense.

Payables to Affiliates
Payables to affiliates represent reimbursements due for the Company’s share of expenses incurred during the year.

Man Investments ( USA ) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2008

Use of Estimates
The preparation of the consolidated statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition.  Actual results could differ from those estimates.

Contingencies
In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

Related Party Transactions
Man-Glenwood Inc. (“MGI”), an affiliate, provides the Company with technology support, legal and compliance as well as finance and administration services.  In addition, MGI leases the office space occupied by the Company and the equipment used by the Company.

3.	Income Taxes

Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes.

The Company is included in the consolidated federal and state income tax returns filed by Man Investments USA Holdings Inc.  Federal income taxes are determined on a separate return basis pursuant to a tax sharing agreement between the Company and Man Group USA Inc.  The Company accounts for income taxes under the liability method.  Under this method, deferred taxes are provided for the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse.

4.	Stock-Based Compensation Plans

Certain employees of the Company participate in stock-based incentive plans sponsored by Man Group plc.  In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards  No. 123(R) (“SFAS No. 123(R)”).  SFAS No. 123(R) requires compensation costs related to share-based transactions to be recognized in the financial statements based on fair value.  SFAS No. 123(R) revises Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation as amended,and supersedes APB No. 25, Accounting for Stock Issued to Employees.

Co-Investment Plan
The Co-Investment Plan (the “Plan”) allows selected employees to use a portion of their cash bonus to purchase Man Group stock for investment within the Plan. Participants can also purchase shares by taking out a non-interest bearing loan with Man Group to further invest in the Plan. Shares held as investment within the Plan for at least three years are matched by four shares of Man Group stock. Participants vest into the matching Man Group shares after one additional year.

For the year ended March 31, 2008, shares were purchased by participants for additional investment in the plan. For the year ended March 31, 2008, Man Group issued 10,221 matching share awards with a weighted-average grant date fair value of $11.00.  The total fair value of matching awards distributed to participants at March 31, 2008 was $112,431.

Man Investments ( USA ) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2008

A summary of the activity of performance share awards and matching co-investment plan shares as of March 31, 2008 and changes during the year then ended is presented below:

	Co-investment Plan

	Awards	Weighted-Average Grant Date Fair value (per award)(1)
Nonvested shares as of April 1, 2007	17,422	£3.59
Granted	10,221	£5.48
Vested	(916)	£4.36
Forfeited	(1,088)	£4.17
Nonvested shares as of March 31, 2008	25,639	£4.48

Total unrecognized compensation expense remaining	$ 127,484
Weighted-average years expected to be recognized over	3.0

(1) As Man Group plc shares trade in Pound Sterling, all exercise price information has been translated into U.S. dollars, using the relevant exchange rate during the year.

5.	Derivative Financial Instruments and Concentrations of Credit Risk

AHL-130 trades derivative instruments that involve varying degrees of market and credit risk.  Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract.   The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain included in the consolidated statement of financial condition.

For exchange-traded contracts, the clearing organization acts as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions, which mitigates the credit risk of these contracts.  AHL-130- trades in exchange traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies.  The fair value of open futures and forward contracts at March 31, 2008 is reflected net by the counterparty of clearing broker in the consolidated statement of financial condition.

AHL-130 may have indirect exposure to derivative financial instruments that arise from its investment in the Fund, through positions held by other investment funds in which the Fund invests.  However, as an investor with limited liability, AHL-130’s risk is limited to the current value of its investment, which is reflected in the consolidated statement of financial condition.

AHL-130’s funds held by, and cleared through, MFG are required to be held in segregated accounts under the rules of the CFTC.  These funds are used to meet minimum requirements for all of AHL-130’s open futures positions as set by the exchange where each contract is traded.  These requirements are adjusted, as needed, due to daily fluctuation in the values of the underlying positions.  Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.

6.	Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”), was issued on March 19, 2008.  SFAS No. 161 expands the disclosures required by SFAS No. 133, Accounting for Derivatives and Hedging Activities, about an

Man Investments ( USA ) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2008

entity’s derivative instruments and hedging activities.  SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  The Company is currently evaluating the provisions of SFAS No. 161 and its impact on the Company’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 Fair Value Measurements (“SFAS No. 157”),. This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. At March 31, 2008, management does not believe the adoption of SFAS No. 157 will impact the financial statement amounts; however, additional disclosures may be required.

In July 2006, the FASB issued FASB Interpretation 48 Accounting for Uncertainty in Income Taxes (“FIN 48”),. FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements.  FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority.  Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.  Adoption of FIN 48 is required for fiscal years beginning after December 15, 2007 and is to be applied to all open tax years as of the effective date.  At March 31, 2008, the Company has not evaluated the impact that will result from adopting FIN 48.

As AHL-130 is a partnership for tax purposes and does not record tax provisions, the application of FIN 48 has no impact on AHL-130.