Form 10-K, Exhibit 13
period 2009-12-31
MAN AHL DIVERSIFIED I LP
filed 2010-03-31
CIK 1052354

Exhibit 13.1
INDEX TO FINANCIAL STATEMENTS

Man-AHL Diversified I L.P.
Financial Statements

Report of Independent Registered Public Accounting Firm
Statements of Financial Condition as of December 31, 2009 and 200	F-2
Statements of Operations For the Years Ended December 31, 2009 and 2008	F-3
Statements of Changes in Partner’s Capital	F-5
For the Years Ended December 31, 2009 and 2008
Statements of Cash Flows For the Years Ended December 31, 2009 and 2008	F-6
Notes to Financial Statements	F-7
F-8

Man-AHL Diversified Trading Company L.P.
Financial Statements

Report of Independent Registered Public Accounting Firm	F-16
Statements of Financial Condition as of December 31, 2009 and 2008	F-14
Condensed Schedule of Investments as of December 31, 2009 and 2008	F-15
Statements of Operations For the Years Ended December 31, 2009 and 2008
Statements of Changes in Partner’s Capital	F-17
For the Years Ended December 31, 2009 and 2008	F-18
Statements of Cash Flows For the Years Ended December 31, 2009 and 2008	F-19
Notes to Financial Statements	F-20

Man-AHL Diversified I L.P. (A Delaware Limited Partnership) Financial Statements as of and for the Years Ended December 31, 2009 and 2008, and Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Man-AHL Diversified I L.P.:

We have audited the accompanying statements of financial condition of Man-AHL Diversified I L.P. (a Delaware Limited Partnership) (the “Partnership”) as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Man-AHL Diversified I L.P. as of December 31, 2009 and 2008, and the results of its operations, changes in its partners’ capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
     111 S. Wacker Drive
     Chicago, IL

February 19, 2010

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)
STATEMENTS OF FINANCIAL CONDITION

ASSETS	2008	2009

CASH AND CASH EQUIVALENTS	$8,321,635	$8,729,540

INVESTMENT IN MAN-AHL DIVERSIFIED
TRADING COMPANY L.P.	334,568,212	219,241,465

DUE FROM MAN-AHL DIVERSIFIED
TRADING COMPANY L.P.	9,251,843	7,575,576

OTHER ASSETS	295	295

TOTAL	$352,141,985	$235,546,876

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Redemptions payable	$7,829,165	$4,516,740
Subscriptions received in advance	8,381,824	8,729,540
Management fees payable	842,617	566,720
Incentive fees payable	-	2,079,483
Servicing fees payable	425,445	283,360
Accrued expenses	154,618	129,273

Total liabilities	17,633,669	16,305,116

PARTNERS’ CAPITAL:
General Partner - Class A (186 unit equivalents outstanding
at December 31, 2009 and 2008, respectively)	569,005	683,098
Limited Partners - Class A (82,984.62 and 51,957.02 units outstanding
at December 31, 2009 and 2008, respectively)	253,353,412	190,432,028
Limited Partners - Class A Series 2 (4,857.29 and 0 units outstanding
at December 31, 2009 and 2008, respectively)	14,969,780	-
Limited Partners - Class B (20,210.95 and 7,673.93 units outstanding
at December 31, 2009 and 2008, respectively)	61,704,853	28,126,634
Limited Partners - Class B Series 2 (1,269.10 and 0 units outstanding
at December 31, 2009 and 2008, respectively)	3,911,266	-

Total partners’ capital	334,508,316	219,241,760

TOTAL	$352,141,985	$235,546,876

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)
STATEMENTS OF FINANCIAL CONDITION (CONTINUED)

	2009	2008

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST - CLASS A	$3,053.03	$3,665.21

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST - CLASS A Series 2	$3,081.92	$-

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST - CLASS B	$3,053.04	$3,665.22

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST - CLASS B Series 2	$3,081.93	$-

See accompanying notes and attached financial statements
of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

NET INVESTMENT INCOME
ALLOCATED FROM MAN-AHL
DIVERSIFIED TRADING COMPANY L.P. -
Interest income	$524,175	$2,492,000

PARTNERSHIP EXPENSES:
Brokerage commissions	905,474	948,403
Management fees	8,632,961	4,126,825
Incentive fees	-	8,391,295
Servicing fees	4,338,823	1,184,322
Other expenses	467,483	297,763

Total expenses	14,344,741	14,948,608

Net investment loss	(13,820,566)	(12,456,608)

REALIZED AND UNREALIZED GAINS
(LOSSES) ON TRADING ACTIVITIES
ALLOCATED FROM MAN-AHL
DIVERSIFIED TRADING COMPANY L.P.:
Net realized trading gains (losses)
on closed contracts	(27,527,879)	42,015,371
Net change in unrealized trading gains (losses)
on open contracts	(8,936,637)	4,031,911

Net gains (losses) on trading activities allocated
from Man-AHL Diversified
Trading Company L.P.	(36,464,516)	46,047,282

NET INCOME (LOSS)	$(50,285,082)	$33,590,674

NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST - CLASS A	$(612.18)	$771.28

NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST - CLASS A Series 2	$(310.71)	$-

NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST - CLASS B	$(612.18)	$274.31

NET LOSS PER UNIT OF
PARTNERSHIP INTEREST - CLASS B Series 2	$(310.71)	$-

See accompanying notes and attached financial statements
of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	CLASS A				CLASS A Series 2		CLASS B		CLASS B Series 2		TOTAL

	Limited		General		Limited		Limited		Limited
	Partners		Partner		Partners		Partners		Partners

	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units
PARTNERS’ CAPITAL
January 1, 2009	$190,432,028	51,957	$683,098	186	$-	-	$28,126,634	7,674	$-	-	$219,241,760	59,817

Subscriptions	155,087,978	46,690	-	-	16,360,659	5,049	49,088,551	14,889	4,670,500	1,430	225,207,688	68,058
Redemptions	(50,828,042)	(15,662)	-	-	(599,492)	(192)	(7,731,891)	(2,352)	(496,625)	(161)	(59,656,050)	(18,367)
Net loss	(41,338,552)	-	(114,093)	-	(791,387)	-	(7,778,441)	-	(262,609)	-	(50,285,082)	-

PARTNERS’ CAPITAL
December 31, 2009	$253,353,412	82,985	$569,005	186	$14,969,780	4,857	$61,704,853	20,211	$3,911,266	1,269	$334,508,316	109,508

PARTNERS’ CAPITAL
January 1, 2008	$59,016,037	20,393	$539,353	186	$-	-	$-	-	$-	-	$59,555,390	20,579

Subscriptions	118,611,424	36,802	-	-	-	-	25,952,784	7,921	-	-	144,564,208	44,723
Redemptions	(17,620,992)	(5,238)	-	-	-	-	(847,520)	(247)	-	-	(18,468,512)	(5,485)
Net income	30,425,559	-	143,745	-	-	-	3,021,370	-	-	-	33,590,674	-

PARTNERS’ CAPITAL
December 31, 2008	$190,432,028	51,957	$683,098	186	$-	-	$28,126,634	7,674	$-	-	$219,241,760	59,817

.

See accompanying notes and attached financial statements
of Man-AHL Diversified Trading Company L.P

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income (loss)	$(50,285,082)	$33,590,674
Adjustments to reconcile net loss to net cash used in operating activities:
Purchases of investment in Man-AHL Diversified Trading Company L.P.	(225,207,688)	(140,764,875)
Sales of investment in Man-AHL Diversified Trading Company L.P.	72,264,333	22,931,435
Net change in (appreciation) depreciation of investment in
Man-AHL Diversified Trading Company L.P.	35,940,341	(48,539,282)
Changes in assets and liabilities:
Other assets	-	476
Management fees payable	275,897	415,941
Incentive fees payable	(2,079,483)	2,079,483
Servicing fees payable	142,085	283,360
Brokerage commissions payable	-	(67,505)
Accrued expenses	25,345	63,173

Net cash used in operating activities	(168,924,252)	(130,007,120)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from subscriptions	224,859,972	145,268,746
Payments on redemptions	(56,343,625)	(10,757,757)

Net cash provided by financing activities	168,516,347	134,510,989

NET INCREASE (DECREASE) IN CASH	(407,905)	4,503,869

CASH AND CASH EQUIVALENTS
Beginning of year	8,729,540	4,225,671

CASH AND CASH EQUIVALENTS
End of year	$8,321,635	$8,729,540

SUPLEMENTAL DISCLOSURE OF
NON-CASH TRANSACTIONS:
Non-cash subscriptions of partners’ capital	$-	$3,799,331

Non-cash redemptions of partners’ capital	$-	$(3,799,331)

See accompanying notes and attached financial
statements of Man-AHL Diversified Trading Company L.P.

MAN-AHL DIVERSIFIED I L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	ORGANIZATION OF THE PARTNERSHIP

Man-AHL Diversified I L.P. (a Delaware Limited Partnership) (the “Partnership”) was organized in September 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts.  The Partnership is a “feeder” fund in a “master-feeder” structure, whereby the Partnership invests substantially all of its assets in Man AHL Diversified Trading Company L.P. (the “Trading Company”).  Man-AHL (USA) Limited (the “Advisor”), a United Kingdom company, is the Partnership’s trading advisor.  Man Investments (USA) Corp. (the “General Partner”), a Delaware corporation and a registered commodity pool operator under the Commodity Exchange Act, as amended, is the Partnership’s commodity pool operator and general partner.  Man Investments Holdings Limited, a United Kingdom holding company that is part of Man Group plc, a United Kingdom public limited company, is the sole shareholder of the Advisor, and Man Investments Holdings Inc., a Delaware corporation that is part of Man Group plc, is the sole shareholder of the General Partner.

On January 28, 2008, the Partnership filed a registration statement on Form 10 with the Securities and Exchange Commission to register the Partnership’s units of limited partnership interests as required by Section 12(g) of the Securities Exchange Act of 1934, as amended.

The Partnership’s units are distributed through the Partnership or other selling agents, including Man Investments Inc. (“MII”), an affiliate of the Advisor and General Partner. MII is a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”).

Effective July 1, 2008, the Partnership issued a new class of units of limited partnership interests, Class B.  Class B was created solely for retirement plan investors. The fee structure is identical to Class A.

On April 1, 2009, the Partnership added two new series of units: Class A Series 2 (“Class A-2”) and Class B Series 2 units (“Class B-2”).  Except as described in Footnote 4 below, Class A-2 and Class B-2 units are identical to Class A and B units, respectfully.

2.	SIGNIFICANT ACCOUNTING POLICIES

The Partnership prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162”), which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date of this statement, the Codification superseded all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.  The adoption of ASC 105 required the Partnership to adjust references to authoritative accounting literature in the financial statements, but did not affect the Partnership’s financial position or results of operations.  The Partnership has implemented the Codification as of September 30, 2009.

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

Effective January 1, 2007, the Partnership adopted the provisions of FASB ASC 740, Income Taxes (“ASC 740”) (formerly FASB Interpretation 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109).  ASC 740 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements.  The implementation of ASC 740 had no impact on the Partnership’s financial statements.  Tax years 2006, 2007 and 2008 remain subject to examination by federal and state jurisdictions, including those states where investors reside or states where the Partnership is subject to other filing requirements.

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

Investment in Man-AHL Diversified Trading Company L.P. — The Partnership’s investment in the Trading Company is valued at fair value at the Partnership’s proportionate interest in the net assets of the Trading Company. Investment transactions are recorded on a trade date basis.  The performance of the Partnership is directly affected by the performance of the Trading Company.  Attached are the financial statements of the Trading Company, which are an integral part of these financial statements.  Valuation of investments held by the Trading Company as well as the classification of such investments within the fair value hierarchy is discussed in the notes to the Trading Company’s financial statements.

The Partnership can redeem any or all of its limited partnership interests in the Trading Company at any month-end at the net asset value per unit of the Trading Company.  At December 31, 2009 and 2008, the Partnership owned 36,545 and 20,965 units, respectively, of the Trading Company.  The Partnership’s aggregate ownership percentage of the Trading Company at December 31, 2009 and 2008, was 68.10% and 43.58%, respectively.

In September 2009, the FASB issued Accounting Standard Update No. 2009-12, Investments in Certain Entities that Calculate Net Asset value per share (or its equivalent), an amendment of Fair Value Measurements and Disclosure(Topic 820), or ASU 2009-12. This amendment provides additional guidance on using the net asset value per share, provided by an investee, when estimating the fair value of an alternate investment that does not have a readily determinable fair value and enhances the disclosures concerning these investments.  Examples of alternate investments, within the scope of this amendment, include investments in hedge funds, private equity funds, real estate funds, and venture capital partnerships.  This amendment is effective for interim and annual periods ending after December 15, 2009. As of December 31, 2009, the fair value of the Partnership’s investment in the Trading Company was measured using the net asset value of the Trading Company as reported by the Trading Company’s investment advisor.

Expenses — The Advisor earns a monthly management fee in an amount equal to 0.1667% (2% annually) of the Partnership’s month-end Net Asset Value, as defined in the Limited Partnership Agreement (the “Agreement”).  In addition, the General Partner earns a monthly general partner fee in an amount equal to 0.0833% (1% annually) of the month-end Net Asset Value of Class A and Class B units.  The general partner fee is included in management fees in the statements of operations.

The Advisor also earns a monthly incentive fee equal to 20% of any Net New Appreciation, as defined in the Agreement, achieved by the Partnership.  The incentive fee is retained by the Advisor even if subsequent losses are incurred; however, no subsequent incentive fees will be paid to the Advisor until any such trading losses are recouped by the Partnership.

The Partnership pays a monthly servicing fee to MII, as described in the supplement to the Agreement dated July 15, 2008, in an amount equal to 0.1250% (1.5% annually) of the month-end Net Asset Value of Class A and Class B units.  The Partnership also pays a monthly servicing fee to MII, as described in the supplement to the Agreement, dated January 2, 2009, in an amount equal to 0.1042% (1.25% annually) of the month-end Net Asset Value of Class A-2 and Class B-2 units.  For all classes of units, MII serves as the placement agent for the Partnership.

Derivative Contracts — The Partnership’s operating activities involve trading, indirectly through its investment in the Trading Company, in derivative contracts that involve varying degrees of market and credit risk. With respect to the Partnership’s investment in the Trading Company, the Partnership has limited liability, and, therefore, its maximum exposure to either market or credit loss is limited to the carrying value of its investment in the Trading Company, as set forth in the statements of financial condition.

The Trading Company utilizes MF Global, Inc. (“MFG”) and Credit Suisse to clear its futures trading activity.  The Trading Company utilizes Royal Bank of Scotland (“RBS”) and JPMorgan Chase to clear its forward trading activity.

3.	LIMITED PARTNERSHIP AGREEMENT

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the number of units or unit equivalents held by each partner.  However, no limited partner is liable for obligations of the Partnership in excess of its capital subscription and net profits or losses, if any.

The Partnership’s units are continuously offered as of the first business day of each month at net asset value, as defined in the Agreement.  Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days prior written notice to the General Partner.  The Partnership will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the Agreement.

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

4.	RECENT ACCOUNTING PRONOUNCEMENTS

On January 21, 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements ("ASU 2010-06") to add new requirements for disclosures about transfers into and out of Level 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to level 3 measurements.  It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value.  ASU 2010-06 is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Partnership is currently evaluating the impact of this pronouncement on its financial statements.

5.	FINANCIAL GUARANTEES

The Partnership enters into administrative and other professional service contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is not known; however, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6.	FINANCIAL HIGHLIGHTS

The following represents the ratios to average partners’ capital and other supplemental information for the years ended December 31, 2009 and 2008:

	Class A	*** Class A-2	Class B	*** Class B-2	Class A	* Class B
	2009	2009	2009	2009	2008	2008

Per unit operating performance:
Beginning net asset value	$3,665.21	$3,392.63	$3,665.22	$3,392.64	$2,893.93	$3,390.91

Income (loss) from investment operations:
Net investment loss	(162.93)	(86.13)	(163.96)	(87.18)	(313.15)	(166.22)
Net realized and unrealized gains
on trading activities	(449.25)	(224.58)	(448.22)	(223.53)	1,084.43	440.53

Total income (loss) from investment operations	(612.18)	(310.71)	(612.18)	(310.71)	771.28	274.31

Ending net asset value	$3,053.03	$3,081.92	$3,053.04	$3,081.93	$3,665.21	$3,665.22

Ratios to average partners' capital: 1
Expenses other than incentive fees	5.15%	3.77%	5.22%	3.80%	5.05%	5.22	%**
Incentive fees	0.00	0.00	0.00	0.00	6.44	3.48

Total expenses	5.15%	3.77%	5.22%	3.80%	11.49%	8.70%

Net investment loss	(4.96)%	(2.70)%	(5.03)%	(3.62)%	(9.54)%	(7.11	)%**

Total return:
Total return before incentive fees	(16.70)%	(9.16)%	(16.70)%	(9.16)%	33.96%	11.30%
Incentive fees	0.00	0.00	0.00	0.00	(7.31)	(3.21)

Total return after incentive fees	(16.70)%	(9.16)%	(16.70)%	(9.16)%	26.65%	8.09%

* July 1, 2008 Inception Date
** Annualized (other than incentive fee)
*** April 1, 2009 Inception Date
1 Includes amounts allocated from the Trading Company

Financial highlights are calculated for limited partners taken as a whole for each class. An individual partner’s return and ratios may vary from these returns and ratios based on the timing of capital transactions.

7.	SUBSEQUENT EVENTS

Management has evaluated the impact of all subsequent events on the Partnership through February 19, 2010, the date the financial statements were issued, and has determined that there were no subsequent events other than as follows.

Subsequent to year end through February 19, 2010, the Partnership recorded subscriptions totaling $70,082,854, of which $8,381,824 was received prior to December 31, 2009 and redemptions totaling $9,055,602. Effective January 1, 2010, $49,311,118 was transferred from Man-AHL Diversified L.P. to the Partnership.

Man-AHL Diversified Trading Company L.P. (A Delaware Limited Partnership) Financial Statements as of and for the Years Ended December 31, 2009 and 2008, and Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Man-AHL Diversified Trading Company L.P.:

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Man-AHL Diversified Trading Company L.P. (a Delaware Limited Partnership) (the “Trading Company”) as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ capital, and cash flows for the years then ended.  These financial statements are the responsibility of the Trading Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trading Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trading Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Man-AHL Diversified Trading Company L.P. as of December 31, 2009 and 2008, and the results of its operations, changes in its partners’ capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
     111 S. Wacker Drive
     Chicago, IL

February 19, 2010

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS

Equity in commodity futures and forwards
trading accounts:
Net unrealized trading gains on open futures contracts	$7,542,562	$15,887,019
Net unrealized trading gains on open forward contracts	247,019	1,527,892
Due from brokers	80,534,233	25,700,722
	88,323,814	43,115,633

Cash and cash equivalents	497,103,543	484,593,631

Interest receivable	16,750	90,491

TOTAL	$585,444,107	$527,799,755

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES —
Redemptions payable	$85,988,365	$24,783,667
Net unrealized trading losses on open forward contracts	8,180,762	-

Total liabilities	$94,169,127	$24,783,667

PARTNERS’ CAPITAL:
Limited Partners (53,661.82 and 48,103.22 units outstanding at
December 31, 2009 and 2008, respectively)	491,274,980	503,016,088

Total partners’ capital	491,274,980	503,016,088

TOTAL	$585,444,107	$527,799,755

NET ASSET VALUE PER OUTSTANDING UNIT OF
PARTNERSHIP INTEREST	$9,155.02	$10,457.01

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

CONDENSED SCHEDULES OF INVESTMENTS
AS OF DECEMBER 31, 2009 AND 2008

	2009			2008
	Fair Value	Percent of Partners' Capital		Fair Value	Percent of Partners' Capital
FUTURES CONTRACTS - Long:
Agricultural	$518,842	0.1%		$394,371	0.1%
Currencies	133,337	-		3,273,696	0.7
Energy	1,422,218	0.3		-	-
Indices	5,899,617	1.2		(66,368)	-
Interest rates	(2,356,137)	(0.5)		12,306,087	2.5
Metals	1,509,514	0.3		149,745	-
Total futures contracts - long	7,127,391	1.4		16,057,531	3.3

FUTURES CONTRACTS - Short:
Agricultural	(363,107)	(0.1)		(858,418)	(0.2)
Currencies	207,712	-		(98,502)	-
Energy	6,674	-		179,796	-
Indices	(60,534)	-		(581,974)	(0.1)
Interest rates	810,858	0.2		(57,943)	-
Metals	(186,432)	-		1,246,529	0.2
Total futures contracts - short	415,171	0.1		(170,512)	(0.1)

NET UNREALIZED TRADING GAINS
ON OPEN FUTURES CONTRACTS	$7,542,562	1.5%		$15,887,019	3.2%

FORWARD CONTRACTS - Long:
Australian dollars	$(2,205,340)	(0.4)		$643,714	0.1%
British pounds	(63,197)	-		(1,457,288)	(0.3)
Euro	768,737	0.2		2,937,599	0.6
Japanese yen	(51,963)	-		(66,138)	-
U.S. dollars	957,592	0.2		(3,699,170)	(0.7)
Gold bullion	(1,352,669)	(0.3)		56,580	-
Other	(306,665)	(0.1)		(20,844)	-
Total forward contracts - long	(2,253,505)	(0.4)		(1,605,547)	(0.3)

FORWARD CONTRACTS - Short:
Australian dollars	566,214	0.1		(792,028)	(0.2)
British pounds	(734,855)	(0.1)		3,586,216	0.7
Euro	(283,926)	(0.1)		(2,330,060)	(0.4)
Japanese yen	186,231	-		18,208	-
New Zealand dollars	(116,860)	-		(298,464)	(0.1)
U.S. dollars	(5,266,747)	(1.1)		3,028,633	0.6
Other	(30,295)	-		(79,066)	-
Total forward contracts - short	(5,680,238)	(1.2)		3,133,439	0.6

NET UNREALIZED TRADING GAINS (LOSSES)
ON OPEN FORWARD CONTRACTS	$(7,933,743)	(1.6	) %	$1,527,892	0.3%

NET UNREALIZED TRADING GAINS (LOSSES)
ON OPEN CONTRACTS	$(391,181)	(0.01	) %	$17,414,911	3.5%

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
NET INVESTMENT INCOME:
Interest income	$999,293	$7,567,829

NET REALIZED AND UNREALIZED
GAINS (LOSSES) ON TRADING
ACTIVITIES:
Net realized trading gains (losses) on
closed contracts	(54,287,511)	118,623,560
Net change in unrealized trading gains
(losses) on open contracts	(17,806,092)	9,755,114

NET GAIN (LOSS) ON TRADING
ACTIVITIES	(72,093,603)	128,378,674

NET INCOME (LOSS)	$(71,094,310)	$135,946,503

NET INCOME (LOSS) FOR A UNIT
OF PARTNERSHIP INTEREST	$(1,301.99)	$3,063.73

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Limited	General
	Partners	Partner	Total

PARTNERS’ CAPITAL — January 1, 2009	$503,016,088	$-	$503,016,088

Issuance of 29,517 units of limited
partnership interest	285,815,871	-	285,815,871
Redemption of 23,958 units of limited
partnership interest	(226,462,669)	-	(226,462,669)
Net loss	(71,094,310)	-	(71,094,310)

PARTNERS’ CAPITAL — December 31, 2009	$491,274,980	$-	$491,274,980

PARTNERS’ CAPITAL — January 1, 2008	$260,209,821	$-	$260,209,821

Issuance of 26,188 units of limited
partnership interest	227,848,129	-	227,848,129
Redemption of 13,280 units of limited
partnership interest	(120,988,365)	-	(120,988,365)
Net income	135,946,503	-	135,946,503

PARTNERS’ CAPITAL — December 31, 2008	$503,016,088	$-	$503,016,088

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income (loss)	$(71,094,310)	$135,946,503
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Net change in unrealized trading gains on open contracts	17,806,092	(9,755,114)
Changes in assets and liabilities:
Due from brokers	(54,833,511)	70,596,791
Interest receivable	73,741	58,036

Net cash provided by (used in)
operating activities	(108,047,988)	196,846,216

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from subscriptions	285,815,871	227,848,129
Payments on redemptions	(165,257,971)	(98,834,296)

Net cash provided by
financing activities	120,557,900	129,013,833

NET INCREASE IN CASH
AND CASH EQUIVALENTS	12,509,912	325,860,049

CASH AND CASH EQUIVALENTS
Beginning of year	484,593,631	158,733,582

CASH AND CASH EQUIVALENTS
End of year	$497,103,543	$484,593,631

See notes to financial statements.

MAN-AHL DIVERSIFIED TRADING COMPANY L.P.
(A Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	ORGANIZATION OF THE TRADING COMPANY

Man-AHL Diversified Trading Company L.P. (a Delaware Limited Partnership) (the “Trading Company”) was organized in November 1997 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on April 3, 1998, for the purpose of engaging in the speculative trading of futures and forward contracts.  Man Investments (USA) Corp. (the “General Partner”), a Delaware corporation, serves as the Trading Company’s general partner.  The General Partner is a subsidiary of Man Group plc, a United Kingdom public limited company that is listed on the London Stock Exchange.  The General Partner oversees the operations and management of the Trading Company. The General Partner is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and commodity trading adviser and is a member of the National Futures Association (“NFA”).

The Trading Company was formed to serve as a trading vehicle for certain limited partnerships sponsored by the General Partner in a “master-feeder” structure.  The limited partners, Man-AHL Diversified I L.P., Man-AHL Diversified II L.P., and Man-AHL Diversified L.P., are limited partnerships whose general partner is the General Partner.  Man-AHL Diversified L.P. fully redeemed from the Trading Company as of December 31, 2009 and transferred a portion of the assets to Man-AHL Diversified I L.P. on January 1, 2010.

Man-AHL (USA) Limited (the “Advisor”), a limited liability company incorporated in the United Kingdom, acts as trading advisor to the Trading Company.  The Advisor is an affiliate of the General Partner and a subsidiary of Man Group plc.  The Advisor is registered with the CFTC as a commodity pool operator and commodity trading advisor, and is a member of the NFA, in addition to being registered with the Financial Services Authority in the United Kingdom.  On April 21, 2008, the Trading Company engaged Man Investments Limited, a company organized under the Laws of the United Kingdom, to manage the foreign currency forward component of the AHL Diversified Program, at no additional cost to the Trading Company.  The personnel of Man Investments Limited responsible for implementing the foreign currency forwards trading component of the AHL Diversified Program on behalf of the Trading Company are the same as those of the Advisor who implement the AHL Diversified Program.

2.	SIGNIFICANT ACCOUNTING POLICIES

The Trading Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 105, Generally Accepted Accounting Principles (“ASC 105”) (formerly Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162”), which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by non-governmental entities.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date of this statement, the Codification superseded all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.  The adoption of ASC 105 required the Trading Company to adjust references to authoritative accounting literature in the financial statements, but did not affect the Trading Company’s financial position or results of operations.  The Trading Company has implemented the Codification as of December 31, 2009.

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

Due From Brokers — Due from brokers consists of balances due from MF Global, Inc. (“MFG”), Credit Suisse, JPMorgan Chase and Royal Bank of Scotland (“RBS”).  In general, the brokers pay the Trading Company interest monthly, based on agreed upon rates, on the Trading Company’s average daily balance.

MFG is registered with the CFTC as a futures commission merchant and is a member of the NFA.

Amounts due from brokers include cash held at brokers and cash posted as collateral.  Included in due from broker on the statements of financial condition is $32,588,852 of cash restricted as collateral held.

Derivative Contracts — In the normal course of business, the Trading Company enters into derivative contracts (“derivatives”) for trading purposes.  Derivatives traded by the Trading Company include futures contracts and forward contracts.  The Trading Company records derivatives at fair value.  Futures contracts, which are traded on a national exchange, are valued at the close price as of the valuation day, or if no sale occurred on such day, at the close price on the most recent date on which a sale occurred.  Forward contracts, which are not traded on a national exchange, are valued at fair value using current market quotations provided by brokers.

Realized and unrealized changes in fair values are included in realized and unrealized gains and losses on investments and foreign currency transactions in the statements of operations.  All trading activities are accounted for on a trade-date basis.

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

Effective January 1, 2007, the Trading Company adopted the provisions of FASB ASC 740, Income Taxes (“ASC 740”) (formerly FASB Interpretation 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109).  ASC 740 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements.  The implementation of ASC 740 had no impact on the Trading Company’s financial statements.  Tax years 2006, 2007 and 2008 remain subject to examination by federal and state jurisdictions, including those states where investors reside or states where the Trading Company is subject to other filing requirements.

Net Income (Loss) Per Unit — Net income (loss) per unit of partnership interest is equal to the change in net asset value per unit from the beginning of the year to the end of the year.  Unit amounts are rounded to whole numbers for financial statement presentation.

3.	ADVISORY AGREEMENT AND LIMITED PARTNERSHIP AGREEMENT

The Trading Advisor is the sole trading advisor to the Trading Company.

The General Partner and limited partners share in the profits and losses of the Trading Company in proportion to the number of units or unit equivalents held by each partner.  However, no limited partner is liable for obligations of the Trading Company in excess of its capital contribution and net profits or losses, if any.  The General Partner owned no direct interest in the Trading Company during the years ended December 31, 2009 and 2008.

Distributions (other than redemption of units), if any, are made on a pro rata basis at the sole discretion of the General Partner.

The Trading Company incurs no expenses.  The limited partners are responsible for expenses incurred in connection with the Trading Company’s activities. These expenses include, but are not limited to, all costs relating to trading activity, such as brokerage commissions, management and incentive fees, continuing offering expenses and legal, audit, and tax return preparation fees.

Partner contributions occur as of the first day of any month at the opening net asset value.  Limited partners may redeem any or all of their units as of the end of any month at net asset value per unit on 10 days prior written notice to the General Partner.  The General Partner may suspend redemptions of units of the Trading Company’s investments that are illiquid only if the Partnership’s ability to withdraw capital from any investment is restricted.  The Trading Company will be dissolved on December 31, 2037, or upon the occurrence of certain events, as specified in the limited partnership agreement (the “Agreement”).

4.	RECENT ACCOUNTING PRONOUNCEMENTS

On January 21, 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements ("ASU 2010-06") to add new requirements for disclosures about transfers into and out of Level 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to level 3 measurements.  It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value.  ASU 2010-06 is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Trading Company is currently evaluating the impact of this pronouncement on its financial statements.

5.	FAIR VALUE MEASUREMENTS

The Trading Company segregates its investments into three levels based upon the inputs used to derive the fair value.  “Level 1” investments use inputs from unadjusted quoted prices from active markets.  “Level 2” investments reflect inputs other than quoted prices, but use observable market data.  “Level 3” investments are valued using unobservable inputs.  These unobservable inputs for “Level 3” investments reflect the Trading Company’s assumption about the assumptions market participants would use in pricing the investments.  As of December 31, 2009, the Trading Company did not have any positions in “Level 3”

		Fair Value Measurments

		Quoted Prices in
	Fair Value	Active Markets	Significant Other	Significant Other
	as of	for	Observable	Unobservable
Description	December 31, 2009	Identical Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)

Net unrealized trading gains on open futures contracts	$7,542,562	$7,542,562	$-	$-

Net unrealized trading losses on open forward contracts	$(7,933,743)	$-	$(7,933,743)	-

Total	$(391,181)	$7,542,562	$(7,933,743)	$-

6.	DERIVATIVE TRANSACTIONS

The Trading Company has adopted the provisions of FASB ASC 815, Derivatives and Hedging (“ASC 815”) (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS No. 133”)”).  ASC 815 intends to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Adoption of ASC 815 impacted disclosures only and had no impact on the Trading Company’s financial condition, results of operations or cash flows.

The investment objective of the Trading Company is achieved by participation in the AHL Diversified Program directed on behalf of the Trading Company by Man-AHL (USA) Limited. The AHL Diversified Program is a futures and forward price trend-following trading system, entirely quantitative in nature, and implements trading positions on the basis of statistical analyses of past price histories. The Trading Company is to deliver substantial capital growth for commensurate levels of volatility over the medium term, independent of the movement of the stock and bond markets, through the speculative trading, directly and indirectly, of physical commodities, futures contracts, spot and forward contracts, options on the foregoing, exchanges of futures for physical transactions and other investments on domestic and international exchanges and markets (including the interbank and OTC markets). The AHL Diversified Program trades globally in several market sectors, including, without limitation, currencies, bonds, energies, stocks indices, interest rates, metals and agriculture.

All the strategies and systems of the AHL Diversified Program are designed to target defined volatility levels rather than returns, and the investment process is underpinned by computer-supported analytical instruments and disciplined real-time risk and management information systems.  A proprietary risk measurement method similar to the industry standard “value-at-risk” helps ensure that the rule-based decisions that drive the investment process remain within predefined risk parameters.  Margin-to-equity ratios are monitored daily, and the level of exposure in each market is quantifiable at any time and is adjusted in accordance with market volatility.  Market correlation is closely monitored to prevent over-concentration of risk and ensure optimal portfolio weightings.  Market liquidity is examined with the objective of ensuring that the Trading Company will be able to initiate and close out trades as indicated by AHL Diversified Program’s systems at market prices, while brokerage selection and trade execution are continually monitored with the objective of ensuring quality market access.

During the quarter ended December 31, 2009, the Trading Company traded 83,930 exchange-traded future contracts and settled 39,600 OTC forward contracts.  During the year ended December 31, 2009, the

Trading Company traded 274,592 exchange-traded future contracts and settled 110,047 OTC forward contracts.

The Trading Company trades derivative financial instruments that involve varying degrees of market and credit risk.  Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the fair values of the instruments underlying the contracts.  All contracts are stated at fair value, and changes in those values are reflected in the change in net unrealized trading gains (losses) on open contracts in the statements of operations.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract.  The credit risk from counterparty non-performance associated with these instruments is the net unrealized trading gain, if any, included in the statements of financial condition.  Forward contracts are entered into on an arm’s-length basis with RBS and JPMorgan Chase.  As required by the Derivatives and Hedging Topic of the FASB Accounting Standards Codification, the Trading Company’s accounting policy is such that open contracts with the same counterparty are netted at the account level, in accordance with master netting arrangements in place with each party, as applicable.  Netting is effective across products and cash collateral when so specified in the applicable netting agreement.  At December 31, 2009 and December 31, 2008, estimated credit risk with regard to forward contracts was $247,019 and $1,527,892, respectively.

For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions, which mitigates the credit risk of these instruments.

The following table presents the fair value of the Trading Company’s derivative instruments and statement of financial condition location.

Derivatives not designated as hedging instruments	Asset Derivatives		Liability Derivatives
	December 31, 2009		December 31, 2009
	Statement of Financial Condition	Fair Value **	Statement of Financial Condition	Fair Value **
Open forward contracts	Net unrealized trading gains on open forward contracts	$ 13,990,855	Net unrealized trading losses on open forward contracts	$ (21,924,598)
Open futures contracts	Net unrealized trading gains on open futures contracts	13,469,655	Net unrealized trading losses on open futures contracts	(5,927,093)
Total Derivatives		$ 27,460,510		$ (27,851,691)

** Open forward and future contracts are presented on the gross basis for the purposes of the tables above. Net unrealized trading gains and losses are netted by counterparty are presented in the Statements of Financial Condition in accordance with generally accepted accounting principles related to the right of offset.

The following table presents the impact of derivative instruments on the Statements of Operations. The Trading Company did not designate any derivatives as hedging instruments for the year ended December 31, 2009.

Derivatives not designated as hedging instruments		For the Year Ended December 31, 2009
	Location of loss recognized in Income on Derivatives	Loss on Derivatives

Forward contracts	Net realized trading losses on closed contracts	$ (14,195,777)
	Net change in unrealized trading losses on open contracts	(9,461,635)

Futures contracts	Net realized trading losses on closed contracts	(40,091,734)
	Net change in unrealized trading losses on open contracts	(8,344,457)
Net Loss on Derivatives		$ (72,093,603)

7.	FINANCIAL GUARANTEE

The Trading Company enters into administrative and other professional service contracts that contain a variety of indemnifications. The Trading Company’s maximum exposure under these arrangements is not known; however, the Trading Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

8.	FINANCIAL HIGHLIGHTS

The following represents the ratios to average partners’ capital and other supplemental information for the years ended December 31, 2009 and 2008:

	2009	2008

Per unit operating performance:
Beginning net asset value	$10,457.01	$7,393.28

Income from investment operations:
Net investment income	18.26	178.01
Net realized and unrealized gains (losses) on trading activities	(1,320.25)	2,885.72

Total income (loss) from investment operations	(1,301.99)	3,063.73

Ending net asset value	$9,155.02	$10,457.01

Ratios to average partners’ capital:
Expenses	-%	-%
Net investment income	0.19%	2.01%

Total return	(12.45)%	41.44%

Financial highlights are calculated for all partners taken as a whole. An individual partner’s return and ratios may vary from these returns and ratios based on the timing of capital transactions.

9.	SUBSEQUENT EVENTS

Management has evaluated the impact of all subsequent events on the Trading Company through February 19, 2010, the date the financial statements were issued, and has determined that there were no subsequent events other than as follows.

Subsequent to year end through February 19, 2010, the Trading Company recorded subscriptions totaling $72,238,624, of which $49,311,118 was a non-cash transfer from Man-AHL Diversified and redemptions totaling $13,906,476.